UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2020

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4675 MacArthur Court, Suite 800 Newport Beach, CA	92660
(Address of Principal Executive Offices)	Zip Code

(949) 437-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	CLNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On February 25, 2020, Mr. Warren I. Mitchell, the Company’s longtime director and former Chairman, notified the board of directors (the “Board”) of Clean Energy Fuels Corp. (the “Company”) that he will retire from the Board effective February 26, 2020.  Mr. Mitchell, a former Chairman and President of Southern Gas Company, was one of the Company’s first board members.  Mr. Mitchell’s retirement is not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

Also on February 25, 2020, Mr. Momar Nguer resigned from the Board effective February 25, 2020 due to his retirement from Total Marketing Services S.A. (“TMS”), a wholly owned subsidiary of Total S.A. (“Total”).

Appointment of New Director and Observer to the Audit Committee

On February 25, 2020,  the Board appointed Mr. Philippe Charleux as a  director of the Company to replace Mr. Nguer,  effective immediately.    Mr. Charleux will not serve as a member of any committee of the Board. Also on February 25, 2020, the Board appointed Mr. Henri Max Ndong-Nzue as an observer of the audit committee of the Board on behalf of TMS.  Mr. Ndong-Nzue replaces Ms. Isabelle Gaildraud, who will no longer function in that role.

Mr. Charleux has been appointed as a  director of the Company and Mr. Ndong-Nzue has been appointed as an observer of the audit committee of the Board pursuant to the director and observer designation rights granted to TMS in that certain Stock Purchase Agreement between the Company and TMS, dated May 9, 2018, under which, among other things,  TMS purchased 25% of the outstanding shares of the Company’s common stock and the largest ownership position of the Company. Such share purchase and the other transactions and relationships related thereto are described in further detail in Part II, Item 5 of the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) on May 10, 2018, and in the Company’s Current Report on Form 8-K, filed with the SEC on June 13, 2018, and the agreements related to such transactions are filed or incorporated by reference as exhibits to such reports. All such descriptions and agreements are incorporated herein by reference.

Mr. Charleux, 57, has served as Senior Vice-President Lubricants and Specialties of TMS since 2017; he is also a member of Total’s Group Performance Management Committee.  Mr. Charleux began his career with Total in 1986 as a research engineer, and in 1991, he became a process model engineer in the Refining Division. From 1993 to 1994, he headed the Import / Export desk of Elf Hydrocarbons, and from 1994 to 1996, he was the personal assistant of the Managing Director of the Mitteldeutsche Erdöl Raffinerie Construction project in Leuna, Germany. In 1996, he was appointed Head of the Product Quality Department at Elf Antar France, and then headed that company’s Strategy team from 1999 to 2000. From 2000 to 2003, he worked as Senior Strategy Consultant for TotalFinaElf and became General Manager for HFO sales and then General Manager Bitumen of Total France from 2006 to 2009. In November 2009, he was appointed Vice President of Total ACS (Additives & Special fuels) in Lyon, and in 2012 he became General Manager of Commercial Sales at Total France. In July 2013, he became Vice President Lubricants and Chief Executive Officer of Total Lubrifiants, SA. Mr. Charleux holds a Master’s degree in Chemistry and Chemical Engineering from the École Supérieure de Chimie Physique Électronique de Lyon.

Mr. Ndong-Nzue currently serves as Senior Vice President Corporate Affairs & Americas of TMS and is a member of Total’s Group Performance Management Committee.  Mr. Ndong-Nzue started his career with Total in 1991, as a Cost Controller at Elf Petroland in the Netherlands. From 1993 to 2003, he held various financial positions, such as Budget Engineer with Total Gabon, International Financial Controller with the Finance Division of Exploration-Production in 1996, Financial Controller in Norway in 1999, then Chief Financial Officer in 2001 in Yemen, prior to joining Total in Paris as a Petroleum Architect.  In 2004, he was Project manager in the New Ventures and Business Division responsible for Upstream mining leases and assets acquisition and disposal.  After three years as Chargé d’affaires at the Group’s Strategy Division, he was appointed Director of Strategy & Business for Total Gabon in 2009.  In 2013, he returned to the Netherlands as Managing Director for Total E&P Nederland before becoming Managing Director and member of the Board of Directors of Total Gabon in 2015.

Mr. Charleux has voluntarily waived his right to receive compensation for his services as a director of the Company. As a result, the Company will not compensate Mr. Charleux pursuant to its compensation arrangements for its other non-employee directors, but rather will only reimburse Mr. Charleux for his reasonable out-of-pocket expenses.  Mr. Ndong-Nzue will not receive compensation in connection with his position as an observer of the audit committee of the Board.

The Company has entered into an indemnification agreement with Mr. Charleux in the same form as the indemnification agreements the Company has entered into with its other directors, which has been filed or incorporated by reference as Exhibit 10.4 to the Company’s Annual Report on Form 10-K, initially filed with the SEC on March 13, 2018. In general, the indemnification agreement provides for, among other things, indemnification of each such person by the Company to the fullest extent authorized or permitted by law, subject to certain limited exceptions.

Except as set forth above, there are no arrangements or understandings between Mr. Charleux and any other person pursuant to which Mr. Charleux was selected as a director of the Company, there are no family relationships between Mr. Charleux and any of the Company’s other directors or executive officers, and Mr. Charleux is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.

Item 7.01Regulation FD Disclosure.

On February 26, 2020, the Company issued a press release announcing the changes to its Board described in Item 5.02 of this Current Report on Form 8-K. A copy of such press release is attached hereto as Exhibit 99.1.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

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Exhibit No.	Description
99.1	Press Release, dated February 26, 2020, issued by Clean Energy Fuels Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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Date: February 26, 2020	CLEAN ENERGY FUELS CORP.

	By:	/s/ Andrew J. Littlefair
Name: Andrew J. Littlefair
Title: President and Chief Executive Officer

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